BY-LAWS

of

Wolverine Exploration Inc.
a Nevada corporation

ARTICLE 1

Offices

Section 1.                      The registered office of this corporation is in the city of Henderson, Nevada.

Section 2.                      The corporation may also have offices at other places both within and without the State of Nevada as the directors may determine or the business of the corporation may require.

ARTICLE 2

Meetings of Stockholders

Section 1.                      Annual meetings of the stockholders must be held at the registered office of the corporation or at any other place within or without the State of Nevada as the directors may decide.  Special meetings of the stockholders may be held at the time and place within or without the State of Nevada as is stated in the notice of the meeting, or in a duly executed waiver of notice.

Section 2.                      Annual meetings of the stockholders must be held on the anniversary date of incorporation each year if it is not a legal holiday and, and if it is a legal holiday, then on the next secular day following, or at another time as the directors may decide, at which the stockholders will elect the directors and transact any other business that is properly before the meeting.

Section 3.                      The president or the secretary may, by resolution of the directors or on the written request of the stockholders owning a majority of the issued and outstanding shares and entitled to vote, call special meetings of the stockholders for any purpose unless otherwise prescribed by statute or by the articles of incorporation.  A request must state the purpose of the proposed meeting.

Section 4.                      Notices of meetings must be written and signed by the president or vice-president or the secretary or an assistant secretary or by any other person designated by the directors.  The notice must state the purpose for which the meeting is called and the time and the place, which may be within or without  the State, where it is to be held.  A copy of the notice must be either delivered personally or mailed, postage prepaid, to each stockholder of record entitled to vote at the meeting not less than 10 and not more than 60 days before the meeting.  If it is mailed, it must be directed to a stockholder at the address that appears upon the records of the corporation and is deemed to be delivered to the stockholder when it is deposited into the mail.  If a stockholder is a corporation, association or partnership, the notice is deemed to have been delivered to the stockholder it is delivered personally to an officer of the corporation or association, or to any member of a partnership.  A transferee is not entitled to notice of a meeting if the stock is transferred after the notice is delivered and before the meeting is held.

Section 5.                      Business transactions at any special meeting of stockholders is limited to the purpose stated in the notice.

Section 6.                      The holders of one-third of the stock issued and outstanding and entitled to vote and present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation.  If a quorum is not present or represented at any meeting of the stockholders, the stockholders who are entitled to vote and present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcements at the meeting.  At such adjourned meeting, the quorum shall be equal to the number of issued and outstanding shares of the corporation present in person or by proxy and any business may be transacted at the adjourned meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment of the meeting, notwithstanding the withdrawal of shareholders from the meeting so that less than a quorum remains.

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Section 7.                      When a quorum is present or represented at any meeting, the vote of the holders of 10% of the stock having voting power present in person or represented by proxy is sufficient to elect directors or to decide any question brought before the meeting unless the statute or the articles of incorporation specify that the question  requires that a different percentage is required to decide the question.

Section 8.                      Each stockholder of record of the corporation is entitled at each meeting of the stockholders to one vote for each share standing in his name on the books of the corporation.  Any stockholder may demand that the vote for directors and any question before the meeting be by ballot.

Section 9.                      At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by in writing.  If the written proxy designates two or more persons to act as proxies, a majority of the designated persons present at the meeting, or one if only one is present, has the powers conferred by the written instruction.  No proxy or power of attorney to vote may be voted at a meeting of the stockholders unless it has been filed with the secretary of the meeting when required by the inspectors of election.  All questions regarding the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes must be decided by the inspectors of election who are appointed by the directors, or if not appointed, then by the officer presiding at the meeting.

Section 10.                      Any action that may be taken by the vote of the stockholders at a meeting may be taken without meeting if it is authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statute or the articles of incorporation require a greater proportion of voting power to authorize the action, in which case the greater proportion of written consents is required.

ARTICLE 3

Directors

Section 1.                      The directors must manage business of the corporation and they may exercise all the powers of the corporation and do any lawful thing unless the statute or the articles of incorporation or these bylaws specify that the stockholders have the power to do the thing.

Section 2.                      The number of directors that constitutes the whole board may not be less than one or  more than eight.  The directors at any time may increase or decrease the number of directors to not less than one and not more than eight.  The stockholders will elect the directors at the annual meeting of the stockholders and, except as provided in section 3 of this article, each director’s term of office will be one year or until a successor is elected and qualified.  Directors may be re-elected for successive annual terms.  Directors need not be stockholders.

Section 3.                      A majority of the remaining directors, even if they are less than a quorum, or a sole remaining director may fill any vacancies in the board of directors, including those caused by an increase in the number of directors, and each director so elected holds office until a successor is elected at the annual or a special meeting of the stockholders.  The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by voting at a meeting called for the purpose or by a written statement filed with the secretary or, if the secretary is absent, with any other officer.  The removal is effective immediately even if successors are not elected simultaneously, and the resulting vacancies on the board of directors may be filled only from the stockholders.
A vacancy on the board of directors is deemed to exist if a director dies, resigns or is removed, or if the authorized number of directors is increased, or if the stockholders fail to elect the number of directors to be elected t any annual or special meeting of stockholders at which any director is to be elected.

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The stockholders may elect a director at any time to fill any vacancy not filled by the directors.  If the directors accept the resignation of a director tendered to take effect at a future time, the board or the stockholders may elect a successor to take office when the resignation becomes effective.

Neither the directors nor the stockholders can reduce the authorized number of directors to cause the removal of any director before the expiration of his term of office.

ARTICLE 4

Meeting of the Board of Directors

Section 1.                      Regular meetings of the board of directors must be held at any place within or without the State that is designated by a resolution of the board or the written consent of all members of the board.  In the absence of a designation, regular meetings must be held at the registered office.

Section 2.                      The first meeting of each newly elected board of directors should be held immediately following the adjournment of the meeting of stockholders and at the place of the meeting.  A notice of the meeting is not necessary in order legally to constitute the meeting if a quorum is present.  If the meeting is not held then, it may be held at the time and place that is specified in a notice given as these bylaws provide for special meetings of the directors.

Section 3.                      Regular meetings of the board of directors may be held without call or notice at the time and at the place that is fixed by the directors.

Section 4.                      Special meetings of the directors may be called by the chairman or the president or by the vice-president or by any two directors.

Written notice of the time and place of special meetings must be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to the director at the address as it is shown upon the records or, if not readily ascertainable, at the place in which the meetings of the directors are regularly held.  If the notice is mailed or telegraphed, it will be deposited in the postal service or delivered to the telegraph company at least 48 hours before the meeting is scheduled to start.  If the notice is delivered or faxed, it must be delivered or faxed at least 24 hours before the meeting is scheduled to start.  Delivery as described in this article is be legal and sufficient notice to the director.

Section 5.                      Notice of the time and place for convening an adjourned meeting need not be given to the absent directors if the time and place has been fixed at the meeting adjourned.

Section 6.                      The transaction of business at any meeting of the directors, however called and noticed or wherever held, is as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to meeting’s being held, or written approvals are filed with the corporate records or made a part of the minutes of the meeting.

Section 7.                      A majority of the authorized number of directors constitutes a quorum for the transaction of business, except to adjourn as described in these bylaws.  Every decision made by a majority of the directors present at a meeting duly held at which a quorum is present is deemed to be the decision of the board of directors unless a greater number is required by law or by the articles of incorporation.  Any action of a majority, although not at a  regularly called meeting, and the record of it if the other directors have consented in writing, is as valid and effective in all respects as if it were passed by the board in regular meeting.

Section 8.                      A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; but, in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn the meeting to the next regular meeting of the board.

Section 9.                      Any action required or permitted to be taken by the vote of the directors at a meeting may be taken without a meeting if, before or after the action, it is authorized by the written consent of all the directors.

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ARTICLE 5

Committees of Directors

Section 1.                      The directors may, by resolution adopted by all of them, designate one or more committees of the directors, each to consist of two or more of the directors.  A committee may exercise the power of the whole board in the management of the business of the corporation and may authorize the fixing of the seal of the corporation to any document that requires it.  The directors may name the committee.  The members of the committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board to act at the meeting in the place of any absent or disqualified member.  The consent of a majority of the members or alternate members at any meeting of a committee that has a quorum is required to approve any act of the committee.

Section 2.                      The committee must keep regular minutes of their proceedings and report them to the whole board.

Section 3.                      Any action that must or may be taken at meetings of the directors or any committee of them may be taken without a meeting if the directors on the board or committee consent unanimously in writing and the written consent is filed with the minutes of the proceedings of the board or committee.

ARTICLE 6

Compensation of Directors

Section 1.                      The directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director.  No  payment precludes any director from serving the corporation in any other capacity and being compensated for the service.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE 7

Notices

Section 1.                      Notices to directors and stockholders must be written and delivered personally or mailed to the directors or stockholders at their addresses as they appear on the books of the corporation.  Notices to directors may also be given by fax and by telegram.  Notice by mail, fax or telegram is deemed to be given when the notice is mailed, faxed or telegraphed.

Section 2.                      Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by writing on the records of the meeting or filed with the secretary, or by their presence at the meeting or oral consent entered on the minutes, or by taking part in the deliberations at the meeting without objection, the doings of the meeting are as valid as if they were done at a meeting regularly called and noticed, and at the meeting any business may be transacted that is not excepted from the written consent if no objection for want of notice is made at the time and, if any meeting is irregular for want of notice or consent and a quorum was present at the meeting, the proceedings of the meeting may be ratified and approved and rendered valid and the irregularity or defect is waived if all parties having the right to vote at the meeting consent in writing.  The consent or approval of stockholders may be by proxy or attorney, but all the proxies and powers of attorney must be in writing.

Section 3.                      Whenever any notice is required to be given under the provisions of the statute, the articles of incorporation or these bylaws, a written waiver signed by the persons entitled to the notice, whether before or after the time stated, is deemed to be equivalent.

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ARTICLE 8

Officers

Section 1.                      The directors will choose the officers of the corporation.  The offices to be filled are president, secretary and treasurer.  A person may hold two or more offices.

Section 2.                      The directors at their first meeting after each annual meeting of stockholders will choose a chairman of the board of directors from among themselves, and will choose a president, a secretary and a treasurer, none of whom must be directors.

Section 3.                      The directors may appoint a vice-chairman of the board, vice-presidents and one or more assistant secretaries and assistant treasurers and other officers and agents as it deems necessary to hold their offices for the terms and exercise the powers and perform the duties determined by the directors.

Section 4.                      The directors will fix the salaries and compensation of all officers of the corporation.

Section 5.                      The officers of the corporation hold their offices at the pleasure of the directors.  Any officer elected or appointed by the directors may be removed any time by the directors.  The directors will fill any vacancy occurring in any office of the corporation by the death, resignation, removal or otherwise.

Section 6.                      The chairman of the board will preside at meetings of the stockholders and of the directors and will see that the orders and resolutions of the directors are carried into effect.

Section 7.                      The vice-chairman will, if the chairman is absent or disabled, perform the duties and exercise the powers of the chairman of the board and will perform other  duties as the directors may prescribe.

Section 8.                      The president is the chief executive officer of the corporation and will manage the business of the corporation.  He will execute on behalf of the corporation all instruments requiring  execution unless the signing and execution of them is expressly designated by directors to some other officer or agent of the corporation.

Section 9.                      The vice-presidents will act under the direction of the president and, if the president is absent or disabled, will perform the duties and exercise the powers of the president.  They will perform the other duties and have the other powers prescribed by the president or directors.  The directors may designate one or more executive vice-presidents and may specify the order of seniority of the vice-presidents.  The duties and powers of the president descend to the vice-presidents in the specified order of seniority.

Section 10.                      The secretary will act under the direction of the president; will attend and record the proceedings at all meetings of the directors and the stockholders and at the standing committees when required; will give or cause to be given notice of all meetings of the stockholders and special meetings of the directors; and will perform other duties that are prescribed by the president or the directors.

Section 11.                      The assistant secretaries will act under the direction of the president in the order of their seniority unless the president or the directors decide otherwise, and they will perform the duties and exercise the powers of the secretary if the secretary is absent or disabled.  They will perform other duties and have the other powers that are prescribed by the president and the directors.

Section 12.                      The treasurer will (I) act under the direction of the president with custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (iii) deposit all money and other valuable effects in the name and to the credit of the corporation in the depositories that are designated by the directors; (iv) disburse the funds of the corporation as ordered by the president or the directors, taking proper vouchers for the disbursements; and (v) render to the president and the directors, at their regular meetings or when the directors require, an account of all the transactions undertaken by the treasurer and of the financial condition of the corporation.
If the directors require, the treasurer will give the corporation a bond in the sum and with the surety that is satisfactory to the directors for the faithful performance of the duties of his office and for the restoration to the corporation, if he dies, resigns, retires or is removed from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

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Section 13.                      The assistant treasurers in order of their seniority, or as determined by the president or the directors, will perform the duties and exercise the powers of the treasurer if the treasurer is absent or disabled.  They will perform the other duties and have the other powers that are prescribed by the president or the directors.

ARTICLE 9

Certificates of Stock

Section 1.                      Every stockholder is entitled to have a certificate signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, that certifies the number of shares owned by him in the corporation.  If the corporation is authorized to issue more than one class of stock or more that one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series and the qualifications, limitation or restrictions of the rights, must be described in full or summarized on the face or back of the certificate that the corporation issues to represent the stock.

Section 2.                      If a certificate is signed  (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles.  If any officer who has signed or whose facsimile signatures has been placed upon a certificate ceases to be the officer before the certificate is issued, the certificate may be issued with the same effect as though the person had not ceased to be the officer.  The seal of the corporation or a facsimile of it may, but need not be, affixed to certificates of stock.

Section 3.                      The directors may direct that a new certificate be issued in place of any certificate issued by the corporation that is alleged to have been lost or destroyed if the person claiming the loss or destruction of the certificate makes an affidavit of that fact.  When they authorize the issuance of a new certificate, the directors may, in their discretion and as a condition precedent to the issuance of the new certificate, require that the owner of the lost or destroyed certificate or his legal representative advertise the loss as it requires or give the corporation a bond in the sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.                      When a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, is surrendered to the corporation or the corporation’s transfer agent, the corporation must, if it is satisfied that it complies with the laws and regulations applicable to the corporation regarding the transfer and ownership of shares, issue a new certificate to the person entitled to it and will cancel the old certificate and record the transaction upon its books, subject to the provisions of the corporation’s Articles and these By-laws and to restrictions on transfer, if any, contained in these By-laws.  If the corporation is not a reporting corporation with its shares listed for trading then no shares can be transferred without the consent of the directors expressed by a resolution of the board of directors.  The board of directors will not be required to give any reason for refusing to consent to any such proposed transfer.

Section 5.                      The directors may fix in advance a date not more than 60 days and not less than 10 days before the date of any meeting of stockholders, or the date of the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock is effective, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting or adjournment, or entitled to be paid any  dividend, or to consent to any matter for which stockholders’ consent is required, and, in any case, only the stockholders who are stockholders of record on the date so fixed are entitled to notice of and to vote as the meeting or any adjournment, or to be paid a dividend, or to be allotted rights, or to exercise the rights, or to consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after the record date is fixed.

Section 6.                      The corporation is entitled to recognize the person registered on its books as the owner of the share as the exclusive owner for all purposes including voting and dividends, and the corporation is not bound to recognize any other person’s equitable or other claims to or interest in the shares, whether it has express or other notice of a claim, except as otherwise provided by the laws of Nevada.

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ARTICLE 10

General Provisions

Section 1.                      The directors may declare dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 2.                      Before it pays any dividend, the corporation may set aside out of any funds of the corporation available for dividends the sum that the directors, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing and maintaining any property of the corporation, or for the another purpose that the directors determine are in the interests of the corporation, and the directors may modify or abolish any the reserve in the manner that it was created.

Section 3.                      All checks or demands for money and notes of the corporation must be signed by the officers or other persons that are designated by the directors.

Section 4.                      The directors will fix the  fiscal year of the corporation.

Section 5.                      The directors may resolve to adopt a corporate seal for the corporation.  The name of the corporation must be inscribed on the seal with the words “Corporate Seal” and “Nevada”.  The seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

ARTICLE 11

Acquisition of Controlling Interested

Section 1.                      The provisions of NRS 76.378 to 78.3793 and any amendments to the Private Corporations Act (Nevada) that pertain to the acquisition of a controlling interest do not apply to the corporation.

ARTICLE 12

Indemnification

Section 1.                      Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or a person whom he legally represents is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, is indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlements) reasonably incurred or suffered by him in connection with his acting.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  The right of indemnification is a contract right that may be enforced in any manner desired by the person.  The right of indemnification does not extinguish any other right that the directors, officers or representatives may have or later acquire and, without limiting the generality of the statement, they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this article.

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Section 2.                      The directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred in any capacity or arising out of the status, whether or not the corporation would have the power to indemnify the person.

Section 3.                      The directors may adopt other bylaws regarding indemnification and may amend the bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE 13

Amendments

Section 1.                      The bylaws may be amended by the majority vote of all the record holders of stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, if the notice of the meeting contains a notice of the intention to amend.

Section 2.                      The directors by a majority vote of the whole board of directors at any meeting may amend these bylaws, including bylaws adopted by the stockholders, but the stockholders may specify particulars of the bylaws that cannot be amended by the board of directors.

Approved and adopted on May 7, 2007

CERTIFICATE OF THE SECRETARY

I, Lee Costerd,  certify that I am the secretary of Wolverine Exploration Inc. and that the foregoing bylaws consisting of 8 pages constitute the code of bylaws of this corporation as duly adopted at a regular meeting of the directors of the corporation held on May 7, 2007

May 7, 2007

/s/ Lee Costerd

Lee Costerd - Secretary

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